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                                                                    Exhibit 99.1




                                                Contact:   Thomas E. Daman
                                                           Dennis M. Thies
                                                           Southdown, Inc.
                                                           (713) 650-6200

                                                           George E. Uding, Jr.
                                                           R. Breck Denny
                                                           Medusa Corporation
                                                           (216) 371-4000
FOR IMMEDIATE RELEASE
---------------------

           SOUTHDOWN, INC. AND  MEDUSA CORPORATION AGREE TO MERGE
           ------------------------------------------------------
                          IN $1 BILLION TRANSACTION
                          -------------------------

     - Combination Creates Second-Largest Cement Producer in the U.S. -

                - Transaction is Expected to be Accretive  -


         HOUSTON, TEXAS AND CLEVELAND HEIGHTS, OHIO -- March 18, 1998 -- Southdown, Inc., (NYSE:SDW) and Medusa Corporation (NYSE:MSA), leading U.S. producers of cement, today announced that they have signed a definitive agreement under which Southdown and Medusa will merge in a stock-for-stock transaction that will make Southdown the second-largest producer of cement in the United States with 10.8 million tons of capacity. The combined company will be well-positioned to capitalize on strong industry dynamics and will have strong prospects for future growth.

         Under the terms of the agreement, which has been approved by the boards of directors of both companies, Medusa shareholders will receive .88 shares of Southdown for each Medusa




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share.  Based on the closing prices of  Southdown and  Medusa common stock on
Tuesday, March 17, 1998, the transaction results in an implied value for Medusa common stock of $61.22 per share and a 17% premium for Medusa shares. On that basis, the total value of the proposed transaction is $1 billion. The transaction will be tax-free to shareholders and is intended to be accounted for by Southdown as a pooling of interests. Excluding one-time costs directly related to the transaction, Southdown expects the merger to be accretive to 1998 earnings with anticipated overhead and distribution cost savings.

         Clarence C. Comer, President and Chief Executive Officer of Southdown said, "The merger with Medusa further establishes Southdown as the largest domestically owned cement manufacturer in the U.S. This transaction should give Southdown a greater opportunity to capitalize on current strong industry fundamentals and the expected growth in cement consumption as a result of the proposed increases in Federal and state infrastructure spending. The expanded network of preheater/precalciner facilities created by this combination will be the most modern and efficient plant system in the U.S. and should have the ability to cost-effectively expand capacity and increase earnings."

         "The combination will create a significantly larger company with greater financial flexibility, a stronger balance sheet, higher market capitalization and greater earnings and cash flows," Mr. Comer continued, "all of which should enhance our ability to realize our growth potential and pursue attractive business opportunities in the future. Medusa's operations complement our existing asset base and the combined network of plants and distribution





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terminals provides broad coverage of the market east of the Mississippi, as well as significant distribution flexibility to reduce shipping costs. The broader geographic scope should lessen the company's exposure to regional cyclical downturns. Moreover, we believe that there are potentially significant cost savings to be realized by reducing corporate overhead."

         Robert S. Evans, Medusa's Chairman and Chief Executive Officer, said, "This transaction provides increased value to Medusa shareholders. In addition, Medusa shareholders will have an ongoing equity interest in a larger and stronger company with improved long-term growth potential and investment liquidity. The combined company should also benefit from Medusa's expertise in its construction aggregates and specialty limestone businesses, which provides an enhanced platform for future growth. We look forward to working with Clarence Comer and his management team to successfully integrate our two companies for the benefit of our shareholders, customers and employees."

         The combined company will have a market capitalization of approximately $2.7 billion (based on Southdown's 3/17/98 closing stock price); combined 1997 revenues of approximately $1.1 billion and net income of approximately $154 million, excluding one time charges directly related to the
transaction.   Following the completion of the transaction, Southdown will continue to be headquartered in Houston, Texas, and Mr. Comer will continue to serve as President and Chief Executive Officer. Mr. Evans will join Southdown's Board of Directors along with Medusa's President and Chief Operating Officer, George E. Uding, Jr. Certain of





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Medusa's executive officers and directors, including Mr. Evans and Mr. Uding, have given Southdown their irrevocable proxies to vote in favor of the transaction.

         Completion of the transaction is subject to required approvals by shareholders of both companies, the expiration of applicable waiting periods under the antitrust laws, registration of the shares of Southdown's stock issuable in the transaction under the securities laws, and other customary closing conditions. Southdown and Medusa have both cancelled their existing stock repurchase programs as previously approved by their respective boards of directors. This transaction is expected to close by the end of June 1998.

         Southdown was advised by Lehman Brothers with respect to this transaction which included rendering a fairness opinion. Medusa was advised by J.P. Morgan, which also provided a fairness opinion.

         Medusa Corporation produces and sells portland and masonry cements; mines, processes, and sells aggregates, home and garden and industrial limestone products; and provides construction services for highway safety. Medusa's operations are principally in the eastern half of the United States.

         Southdown, Inc. is one of the leading U.S. cement and ready-mixed concrete companies. The Company manufactures cement in eight plants located in Southern California, Colorado, Florida,





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Kentucky, Ohio, Pennsylvania, Tennessee and Texas.  The Company markets ready-mixed concrete products in its two largest markets, Florida and Southern California.


This document includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about the general economy and Southdown's and Medusa's lines of business and are generally identifiable by statements containing words such as "expects," "believes," "estimates" or similar expressions. Statements related to future performance involve certain assumptions, risks and uncertainties, many of which are beyond the control of Southdown or Medusa, and cannot be guaranteed. Although Southdown and Medusa believe that their respective expectations reflected in such forward looking statements are based upon reasonable assumptions, they can give no assurance that those expectations will be achieved. Important factors that could cause actual results to differ materially from those expectations include, among others, foreign and domestic price competition, cost effectiveness, changes in environmental regulation, and general economic and market conditions such as interest rates, the availability of capital and the cyclical nature of the construction industry. The reader is cautioned to consider such disclosures in conjunction with the forward looking statements included herein ("Cautionary Disclosures"). Subsequent written and oral forward looking statements attributable to Southdown or Medusa or persons acting on their behalf are expressly qualified in their entirety by reference to these Cautionary Disclosures.


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